UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 10, 2008

TIAA-CREF Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

New York	13-3917848
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

333-149714

(Commission File Number)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Craig K. Nordyke, who served on the Board of Directors of TIAA-CREF Life Insurance Company (the “Registrant”) and as the Chairman of the Audit Committee of the Registrant’s Board of Directors, and who served as Vice President and Actuary for the life insurance product line for the Registrant, has resigned from his positions with the Registrant, as well as from all other positions with Teachers Insurance and Annuity Association of America (“TIAA”), the Registrant’s parent company, on October 15, 2008.

Kim Petry, who also served on the Board of Directors of the Registrant and as a member of the Audit Committee of the Registrant’s Board of Directors, has resigned from her positions with the Registrant, as well as from all other positions with TIAA, on October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA-CREF LIFE INSURANCE COMPANY

DATE: October 15, 2008	By:	/s/ Linda S. Dougherty
Linda S. Dougherty
Vice President and Chief Financial Officer